Exhibit 23.5

[Letterhead of Mine Development Associates Inc.]

CONSENT OF MINE DEVELOPMENT ASSOCIATES INC.

The undersigned, Mine Developments Associates Inc., hereby states as follows:

Mine Development Associates Inc. assisted with the preparation of “Feasibility Study Update, NI 43-101 Technical Report, Vista Gold Corp., Paredones Amarillos Gold Project, Baja California Sur, Mexico” dated September 1, 2009, (the “Technical Report”) for Vista Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in this Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”).

I hereby consent to the Summary Material in the Form 10-K and to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-132975 and 333-158633) and in the related Prospectuses, and in the Registration Statements on Form S-8 (Nos. 333-105621, 333-134767 and 333-153019) of the Company of the Summary Material concerning the Technical Report, including the reference to Mine Development Associates Inc. included with such information, as set forth above in the Form 10-K.

By:  /s/ NEIL B. PRENN
Name:  Neil B. Prenn, P.E.
Title:  President
Date: March 12, 2010